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                                                                    EXHIBIT 15.1

                             ACKNOWLEDGMENT LETTER

To the Stockholders and Board of Directors
Executive Risk Inc.

     We are aware of the incorporation by reference in the Registration
Statement (Form S-3 No. 333-      ) of Executive Risk Inc. for the registration
of 1,150,000 shares of its common stock of our reports dated May 2, 1997 and August 1, 1997 relating to the unaudited consolidated interim financial statements of Executive Risk Inc. that are included in its Forms 10-Q for the quarters ended March 31, 1997 and June 30, 1997.

                                          /s/ ERNST & YOUNG LLP

Stamford, Connecticut
August 8, 1997